Exhibit 10.2
EXECUTION COPY
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
BY AND AMONG
DUNCAN ENERGY PARTNERS L.P.,
DEP OLPGP, LLC
DEP OPERATING PARTNERSHIP, L.P.
ENTERPRISE GTM HOLDINGS L.P.
AND
ENTERPRISE HOLDING III, L.L.C.
DATED AS OF DECEMBER 8, 2008

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CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of December 8, 2008, is made and entered into by and among Duncan Energy Partners L.P., a Delaware limited partnership (“DEP”), DEP Operating Partnership, L.P., a Delaware limited partnership (“OLP”), DEP OLPGP, LLC, a Delaware limited liability company (“OLP GP”) Enterprise GTM Holdings L.P., a Delaware limited partnership (“Enterprise GTM”) and Enterprise Holding III, L.L.C., a Delaware limited liability company (“Enterprise Holding III”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
     WHEREAS, Enterprise GTM owns a 99.0% member interest in Enterprise Texas Pipeline, LLC (“Enterprise Texas”), a 99.0% limited partner interest in Enterprise Intrastate, LP (“Enterprise Intrastate”) and a 99.0% limited partner interest in Enterprise GC, LP (“Enterprise GC”).
     WHEREAS, Enterprise Holding III owns a 1.0% member interest in Enterprise Texas, a 1.0% general partner interest in Enterprise Intrastate and a 1.0% general partner interest in Enterprise GC.
     WHEREAS, the DEP has entered into a standby Term Loan Agreement, dated as of April 18, 2008, with Wachovia Bank, National Association, as Administrative Agent and Lender, and the co-syndication agents, co-documentation agents and other lenders named therein (the “Term Loan Agreement”), to, among other things, allow DEP to borrow up to $300 million for: (i) distribution to Enterprise GTM in connection with the contribution of the Subject Interests (as defined below) under this Agreement and (ii) payment of transaction and bank expenses related to the transactions contemplated by this Agreement.
     WHEREAS, Enterprise GTM desires to contribute to Enterprise Holding III an existing 50% membership interest in Enterprise Texas, an existing limited partnership interest in Enterprise Intrastate and an existing limited partner interest in Enterprise GC, with such contributed existing interests and other interests owned by Enterprise Holding III to be converted in each case as set forth in the applicable amended and restated limited liability company agreement or limited partnership agreements described below and attached as Exhibits to this Agreement (collectively referred to as the “Subject Interests”).
     WHEREAS, Enterprise GTM desires to contribute to DEP, and DEP desires to acquire from Enterprise GTM, all of the membership interests in Enterprise Holding III (the “Enterprise Holding III Member Interests”) as consideration for receipt of (i) cash and (ii) Class B units representing limited partner interests of DEP (the “Class B Units”) with the rights, privileges and obligations as set forth in the DEP Amendment.
     WHEREAS, DEP desires to contribute the Enterprise Holding III Member Interest to OLP as a capital contribution.

     WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following matters shall occur:
          1. Enterprise GTM will contribute the membership and limited partner interests to Enterprise Holding III, and the current general partner, limited partner and membership interests owned by Enterprise Holding III and Enterprise GTM in each of Enterprise GC, Enterprise Intrastate and Enterprise Texas will be converted into new general partner, limited partner and membership interests, including the Subject Interests.
          2. Enterprise GTM will assign and convey the Enterprise Holding III Member Interests to DEP.
          3. DEP will contribute the Enterprise Holding III Member Interests to OLP (including 0.001% on behalf of OLP GP).
          4. DEP will consummate a registered equity offering the “Equity Offering”) for 41,529 common units representing limited partner interests in DEP (“Common Units”) for an aggregate purchase price of $500,000.
          5. DEP will borrow $282.25 million under the Term Loan Agreement (the “Debt Proceeds”).
          6. DEP will use the aggregate net proceeds (after discounts and commissions, if any) from the Equity Offering (the “Offering Proceeds”) and the Debt Proceeds to (i) pay transaction and bank expenses of approximately $2.25 million and (ii) pay $280.0 million plus the net Offering Proceeds to Enterprise GTM as the “Cash Consideration” for the contribution of the Subject Interests.
          7. DEP will issue an aggregate of 37,333,887 Class B Units with an aggregate value of $449.5 million ($450.0 million less the value of the net Offering Proceeds) to Enterprise GTM as partial consideration and the “Unit Consideration” for the contribution of the Subject Interests.
          8. The limited liability company agreement of Enterprise Texas and the agreements of limited partnership of each of Enterprise Intrastate and Enterprise GC will each be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.
          9. The omnibus agreement between Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), OLP and each of Enterprise Texas, Enterprise Intrastate and Enterprise GC will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS; RECORDATION
     1.1 Definitions. Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms as is set forth below.
     “affiliate” means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Amended and Restated Agreements” means the amended and restated limited liability company agreement of Enterprise Texas and the amended and restated agreement of limited partnership of Enterprise GC and Enterprise Intrastate, in each case as executed on the date hereof in substantially the same form as attached hereto as Exhibits A, B and C.
     “Cash Consideration” has the meaning assigned to such term in the recitals.
     “Class B Units” has the meaning assigned to such term in the recitals.
     “Common Units” has the meaning assigned to such term in the recitals and the DEP Amendment.
     “Closing” has the meaning assigned to such term in the recitals.
     “Delaware LLC Act” has the meaning assigned to such term in the recitals.
     “Delaware LP Act” has the meaning assigned to such term in the recitals.
     “DEP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “DEP Amendment” means the Third Amendment to Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P. dated December 8, 2008.
     “Effective Date” means December 8, 2008.
     “Enterprise GC” means Enterprise GC, L.P., a Delaware limited partnership.
     “Enterprise Holding III” has the meaning assigned to such term in the first paragraph of this Agreement.

     “Enterprise Intrastate” means Enterprise Intrastate L.P., a Delaware limited partnership.
     “Enterprise Texas” has the meaning assigned to such term in the recitals.
     “EPO” has the meaning assigned to such term in the recitals.
     “General Partner” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Enterprise GTM” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Enterprise Holding III Member Interests” has the meaning assigned to such term in the recitals.
     “Equity Offering” has the meaning assigned to such term in the recitals.
     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.
     “Offering Proceeds” has the meaning assigned to such term in the recitals.
     “OLP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “OLP GP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Party” and “Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.
     “Subject Interests” has the meaning assigned to such term in the recitals.
     “Term Loan Agreement” has the meaning assigned to such term in the recitals.
     “Units” has the meaning assigned to such term in the recitals.
     “Unit Consideration” has the meaning assigned to such term in the recitals.
ARTICLE II
THE OFFERING AND RELATED TRANSACTIONS
     2.1 Contributions and Conversions of Existing Interests. Enterprise GTM hereby grants, contributes, transfers, assigns and conveys to Enterprise Holding III, its successors and assigns, for its and their own use forever, and Enterprise Holding III hereby accepts the contributions of the following interests from Enterprise GTM:
     (1) a 50% membership interest in Enterprise Texas to Enterprise Holding III;

     TO HAVE AND TO HOLD the 50% membership interest in Enterprise Texas unto Enterprise Holding III, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     (2) a 65% limited partner interest in Enterprise GC; and
     TO HAVE AND TO HOLD the 65% limited partner interest in Enterprise GC unto Enterprise Holding III, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     (2) a 50% limited partner interest in Enterprise Intrastate.
     TO HAVE AND TO HOLD the 50% limited partner interest in Enterprise Intrastate unto Enterprise Holding III, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.2 Conversions of Existing Interests. Each of Enterprise Holding III and Enterprise GTM as members and partners hereby acknowledge, approve and consent to the foregoing assignments and to the conversion of the existing membership interests of Enterprise Texas and general and limited partner interests in Enterprise GC and Enterprise Intrastate, effective at the Closing, into the Subject Interests and other equity interests, in each case as set forth in the Amended and Restated Agreements.
     2.3 Contribution by Enterprise GTM to DEP of the Enterprise Holding III Member Interests. Enterprise GTM hereby grants, contributes, transfers, assigns and conveys to DEP, its successors and assigns, for its and their own use forever, the Enterprise Holding III Member Interests, and DEP hereby accepts the distribution of the Enterprise Holding III Member Interests from Enterprise GTM and the Distribution Obligation (as set forth in Section 1.2(f) of the Purchase and Sale Agreement, as assignee for its own account as an additional capital contribution in exchange for (i) $280,500,000 ($280,000,000 plus the Offering Proceeds, as the Cash Consideration) and (ii) 37,333,887 Class B Units (the Unit Consideration)).
     TO HAVE AND TO HOLD the Enterprise Holding III Member Interests unto DEP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.4 DEP Cash Distribution to Enterprise GTM. The Parties acknowledge the distribution by DEP of $280,500,000 ($280,000,000 plus the Offering Proceeds, as the Cash Consideration), and the receipt by Enterprise GTM of such cash amount from DEP.
     2.5 DEP Issuance of Class B Units to Enterprise GTM. The Parties acknowledge the issuance by DEP of 37,333,887 Class B Units, and the receipt by Enterprise GTM of such Class B Units from DEP.

     2.6 Conveyance and Contribution by DEP (including 0.001% on behalf of OLP GP) to OLP of the Enterprise Holding III Member Interests. DEP hereby grants, contributes, transfers, assigns and conveys to OLP (including 0.001% on behalf of OLP GP), its successors and assigns, for its and their own use forever, all of its rights, title and interest in and to the Enterprise Holding III Member Interests and OLP hereby accepts the Enterprise Holding III Member Interests as a capital contribution from each of DEP and OLP GP.
     TO HAVE AND TO HOLD the Enterprise Holding III Member Interests unto OLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.7 Amended and Restated Limited Liability Company Agreement of Enterprise Texas. Enterprise GTM, OLP and Enterprise Holding III shall enter into an Amended and Restated Limited Liability Company Agreement of Enterprise Texas in the form set forth as Exhibit A hereto to (i) admit OLP as a member of Enterprise Texas and (ii) reflect the assignment by Enterprise GTM of the Class A membership interests.
     2.8 Amended and Restated Agreement of Limited Partnership of Enterprise Intrastate. Enterprise GTM, OLP and Enterprise Holding III shall enter into a Second Amended and Restated Agreement of Limited Partnership of Enterprise Intrastate in the form set forth as Exhibit B hereto to (i) admit OLP as a limited partner of Enterprise Intrastate, and (ii) reflect the assignment by Enterprise GTM of the limited partner interests of Enterprise Intrastate to Enterprise Holding III and the conversion of such limited partner interest into the general partner interest .
     2.9 Amended and Restated Agreement of Limited Partnership of Enterprise GC. Enterprise GTM, OLP and Enterprise Holding III shall enter into a Third Amended and Restated Agreement of Limited Partnership of Enterprise GC in the form set forth as Exhibit C hereto to (i) admit OLP as a limited partner of Enterprise GC, and (ii) reflect the assignment by Enterprise GTM of the limited partner interest of Enterprise GC to Enterprise Holding III and the conversion of such limited partner interests into the general partner interest.
     2.10 Amended and Restated Omnibus Agreement. EPO, OLP and each of Enterprise Texas, Enterprise Intrastate and Enterprise GC shall enter into an Amended and Restated Omnibus Agreement, to add provisions regarding (i) guarantees by EPO of the obligations of Enterprise Holding III with respect to mandatory capital contributions to Enterprise Texas, and (ii) additional indemnity obligations of EPO to DEP.
ARTICLE III
FURTHER ASSURANCES
     3.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.
     3.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that DEP or its subsidiaries own the Subject Interests that are identified in this Agreement.
ARTICLE IV
MISCELLANEOUS
     4.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed on the Effective Date in the order set forth therein.
     4.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     4.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties signatory hereto and their respective successors and assigns.
     4.4 No Third Party Rights. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person other than the Parties, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

     4.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.
     4.7 Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of each of the Parties.
     4.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     4.9 Director and Officer Liability. Except to the extent that they are a party hereto, the directors, managers, officers, partners and securityholders of the Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert).
     4.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
     4.11 Integration. This Agreement and the instruments referenced herein supersede any and all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or any such instrument unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such instrument.
[The Remainder of this Page is Intentionally Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

DEP HOLDINGS, LLC
By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

DUNCAN ENERGY PARTNERS L.P. By: DEP HOLDINGS, LLC, its General Partner
By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

DEP OPERATING PARTNERSHIP, L.P. By: DEP OLPGP, LLC, its General Partner
By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

DEP OLPGP, LLC
By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

ENTERPRISE GTM HOLDINGS L.P. By: Enterprise Products Operating LLC, its General Partner
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE HOLDING III, L.L.C.
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement